Exhibit (j)

Cohen Fund Audit Services, Ltd. 1350 Euclid Ave., Suite 800 Cleveland, OH 44115-1877 www.cohenfund.com	216.649.1700 216.579.0111 fax

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated August 24, 2012, on the financial statements of Frontegra Funds, Inc., comprising the Frontegra SAM Global Equity Fund, Frontegra MFG Global Equity Fund, Frontegra MFG Core Infrastructure Fund, Frontegra HEXAM Emerging Markets Fund, Frontegra Timpani Small Cap Growth Fund, Frontegra Netols Small Cap Value Fund, Frontegra Phocas Small Cap Value Fund, and Lockwell Small Cap Value Fund,  as of  June 30, 2012 and for the periods indicated therein and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to Frontegra Funds, Inc.’s Registration Statement on Form N-1A.

/s/ Cohen Fund Audit Services, Ltd.

Cohen Fund Audit Services, Ltd.

Cleveland, Ohio

October 25, 2012

Registered with the Public Company Accounting Oversight Board